Exhibit 10.1

August 27, 2002

Mr. Jerome F. Tatar

Chairman of the Board

                    MeadWestvaco Corporation

                    Courthouse Plaza NE

                    Dayton, OH 45463

                    Dear Jerry:

As agreed between you and the Board of Directors of MeadWestvaco Corporation (the "Company"), you will retire from your position as Chairman of the Company on December 30, 2002 or such earlier date as may be mutually agreed (the "Retirement Date"). This retirement will be a "Qualifying Termination" under the Employment Agreement (your "Employment Agreement") dated as of January 29, 2002 between you, the Company and The Mead Corporation ("Mead"). Therefore, upon your retirement on the Retirement Date, you will be entitled to the severance payments and benefits provided for in your Employment Agreement in the event of a Qualifying Termination.

This letter sets forth the understanding reached between you and the Company about the calculation of certain of the payments and benefits due to you upon a Qualifying Termination.

You and the Company have agreed that the lump sum severance payment provided for in Section 8(b)(i) of your Employment Agreement will equal $9,269,764. The calculation of this amount is shown in Exhibit I. In addition, you and the Company have agreed that your compensation under the arrangements described in Section 8(a) of the Employment Agreement will include $82,202 for accrued but unpaid vacation (which amount is not included in the $9,269,764 severance payment referred to above).

You and the Company have also agreed that your enhanced pension benefit under Section 8(b)(ii) of your Employment Agreement will be $5,166,501, payable in a lump sum. The calculation of this amount is shown in Exhibit II. This enhanced pension benefit is in addition to all benefits under tax-qualified and non-qualified retirement plans of the Company and its affiliates to which you may are entitled.

In addition, you will be entitled to your 2002 annual bonus, to the extent earned in accordance with the Company's bonus plan, as is contemplated by Section 6(b) of your Employment Agreement.

You and the Company have also agreed that you will pay the same cost as is charged to active employees of the Company for the medical and dental benefits to be provided to you and your family under Section 8(b)(iv) of your Employment Agreement, for the period provided therein.

Finally, as is contemplated by Section 6(b) of your Employment Agreement, if the integration of Westvaco Corporation and Mead has been successfully accomplished as of the Retirement Date, the Board, in its discretion, may recognize your contributions with a completion bonus.

Except as provided herein, your Employment Agreement remains in effect without amendment.

If you agree that this letter correctly sets forth the agreement between you and the Company on these matters, please sign the enclosed copy in the space provided below and return it to us.

Sincerely yours,

/s/John G. Breen

John G. Breen

Chairman of the Compensation Committee of the Board of Directors of MeadWestvaco Corporation

/s/John A. Luke, Jr

John A. Luke, Jr.

Chief Executive Officer of MeadWestvaco Corporation

Agreed to and Accepted:

/s/ Jerome F. Tatar

Jerome F. Tatar

Date: August 27, 2002

EXHIBIT I

LUMP SUM SEVERANCE PAYMENT

Base Salary                                 $ 854,904

Annual and Long-term Incentive* 1,793,600

Total                                         $2,648,504

                                                        x 3.5

Lump Sum Severance Payment $ 9,269,764

* Annual and Long-Term Incentive is the higher of (x) or (y) where:

(x) = highest of actual annual and long-term incentive awards for 1999, 2000 or 2001

AND

(y) = highest of target annual and long-term incentive awards for 1999, 2000 or 2001

The relevant amounts are as follows:

(x) Actual Incentives:

Year	Annual	Long-Term
1999	550,000	1,243,600
2000	530,000	767,900
2001	400,000	0

(y) Target Incentives:

Year	Annual	Long-Term
1999	823,600	823,600
2000	834,700	834,700
2001	845,100	834,700

Thus, the actual awards for 1999 produce the highest amount:

$550,000 + $1,243,600 = $ 1,793,600

MeadWestvaco Corporation

Exhibit II--Enhanced Pension Benefit for J. F. Tatar

Retirement Age (years-months)			56-1
Retirement Date			01/01/03

Severance Payment (excluding long term incentive)
Base Pay	$854,904.00	x 3.5 =	$2,992,164.00
Incentive	$854,400.00	x 3.5 =	$2,990,400.00
			$5,982,564.00
	Use one third of severance payment
	$5,982,564.00	/ 3 =	$1,994,188.00

			$
Earnings		Year3	1,994,188.00	*
		Year2	1,994,188.00	*
		Year1	1,994,188.00	*

Final Average Earnings (3 years)			1,994,188.00
x Accrual Rate			0.55
			1,096,803.40
x Early Retirement Factor			0.9125	*
			1,000,833.10

Benefit Offsets			Before Age 62		Age 62+
	Qualified Plan Benefit		46,667.48		46,667.48
	Excess Plan Benefit		280,248.72		280,248.72
	.5 x Social Security at age 62		0.00		8,442.00
	Other Non-Mead Plans		0.00	**	0.00	**
Annual Benefit after Offsets			673,916.90		665,474.90

Flat Annual Benefit for Lump Sum			669,160.90
Lump Sum Factor			13.7383	***
Lump Sum before SERP Offset			9,193,133.23
Offset SERP Lump Sum			4,026,631.89	***
Enhanced Pension Benefit			5,166,501.34

* Calculated assuming an additional 3 years of age.
** The SERP benefit will be reduced by any employer-funded qualified plan benefits earned under a previous employer's defined benefit plan.
*** Based on the 1994 Group Annuity Mortality Table blended 50% male / 50% female using a 5.39% interest rate.